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Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Post Effective Amendment No. 2 to the Registration Statement of Gilead Sciences, Inc. on Form S-3 (No. 333-103871) of our report dated February 7, 2003 relating to the consolidated financial statements of Triangle Pharmaceuticals, Inc., which appears in the Current Report on Form 8K/A of Gilead Sciences, Inc. dated March 13, 2003. We also consent to the reference to us under the heading "Experts" in this Post Effective Amendment No. 2 to such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina
December 19, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS